                                                                   EX-99.B(h)(2)
                            WELLS FARGO FUNDS TRUST
                           FUND ACCOUNTING AGREEMENT

                                  Appendix A
                        Funds and Classes of the Trust
                            as of November 28, 2001

Funds                                                  Classes
-----                                                  -------

Effective as of October 1, 1999:

100% Treasury Money Market Fund                        A, Service
Aggressive Balanced-Equity Fund                        Institutional
Asset Allocation Fund                                  A, B, C, Institutional
California Limited Term Tax-Free Fund                  A, Institutional
Cash Investment Money Market Fund                      Service, Institutional
Colorado Tax-Free Fund                                 A, B, Institutional
Diversified Bond Fund                                  Institutional
Diversified Equity Fund                                A, B, C, Institutional
Diversified Small Cap Fund                             Institutional
Equity Income Fund                                     A, B, C, Institutional
Government Money Market Fund                           A, Service
Growth Balanced Fund                                   A, B, C, Institutional
Growth Equity Fund                                     A, B, C, Institutional
Growth Fund                                            A, B, Institutional
Income Fund                                            A, B, Institutional
Index Fund                                             Institutional
Intermediate Government Income Fund                    A, B, C, Institutional
International Fund                                     A, B, Institutional
Large Company Growth Fund                              A, B, C, Institutional
Limited Term Government Income Fund                    A, B, Institutional
Minnesota Tax-Free Fund                                A, B, Institutional
Moderate Balanced Fund                                 Institutional
Money Market Fund                                      A, B
National Limited Term Tax-Free Fund                    Institutional
National Tax-Free Fund                                 A, B, C, Institutional
National Tax-Free Institutional Money Market Fund      Service, Institutional
National Tax-Free Money Market Fund                    A
Prime Investment Money Market Fund                     Service
Small Cap Growth Fund                                  A, B, C, Institutional
Small Cap Opportunities Fund                           A, B, Institutional
Small Cap Value Fund                                   Institutional
Small Company Growth Fund                              Institutional

                                      A1

Stable Income Fund                                       A, B, Institutional

Funds                                                    Classes
-----                                                    -------

Effective as of October 1, 1999 (cont.)

Strategic Income Fund                                    Institutional
Treasury Plus Institutional Money Market Fund            Service, Institutional
Treasury Plus Money Market Fund                          A
WealthBuilder Growth and Income Portfolio                Single Class
WealthBuilder Growth Balanced Portfolio                  Single Class
WealthBuilder Growth Portfolio                           Single Class

Effective as of January 17, 2000:

Arizona Tax-Free Fund                                    A, B, Institutional
California Tax-Free Fund                                 A, B, C, Institutional
Corporate Bond Fund                                      A, B, C
Income Plus Fund                                         A, B, C
Oregon Tax-Free Fund                                     A, B, Institutional

Effective as of February 14, 2000:

Index Allocation Fund                                    A, B, C

Effective as of March 20, 2000:

California Tax-Free Money Market Fund                    A, Service
California Tax-Free Money Market Trust                   Single Class
Equity Index Fund                                        A, B, O
Equity Value Fund                                        A, B, C, Institutional
International Equity Fund                                A, B, C, Institutional
Money Market Trust                                       Single Class
National Tax-Free Money Market Trust                     Single Class
Overland Express Sweep Fund                              Single Class

Effective as of August 3, 2000:

OTC Growth Fund                                          O

Effective as of August 14, 2000:

Minnesota Money Market Fund                              A

                                      A2

Funds                                             Classes
-----                                             -------

Effective as of September 11, 2000:

Nebraska Tax-Free Fund                            Institutional

Effective as of September 18, 2000:

Specialized Technology Fund                       A, B, C

Effective as of October 17, 2000:

Mid Cap Growth Fund                               A, B, C

Effective as of April 2, 2001:

Specialized Health Sciences Fund                  A, B C

Effective as of June 25, 2001:

Outlook Today Fund                                A, B, C, Institutional
Outlook 2010 Fund                                 A, B, C, Institutional
Outlook 2020 Fund                                 A, B, C, Institutional
Outlook 2030 Fund                                 A, B, C, Institutional
Outlook 2040 Fund                                 A, B, C, Institutional

Effective as of July 31, 2001:

100% Treasury Institutional Money Market Fund     Institutional
Government Institutional Money Market Fund        Institutional
Prime Investment Institutional Money Market Fund  Institutional

Effective as of September 4, 2001:

Large Cap Appreciation Fund                       A, B, C, Institutional

Effective as of November 28, 2001:

Tactical Maturity Bond Fund                       Institutional

To be effective as of a date to be announced:

Small Company Value Fund                          A, B, Institutional

                                      A3

     IN WITNESS WHEREOF, the parties hereto have caused this amended Appendix A to the Fund Accounting Agreement between Wells Fargo Funds Trust and Forum Accounting Services, LLC dated October 1, 1999 to be re-executed in their names and on their behalf by and through their duly authorized officers, as of November 28, 2001.


                              WELLS FARGO FUNDS TRUST


                              By:  /s/ C. David Messman
                                 --------------------------------------
                                   C. David Messman
                                    Secretary


                              FORUM ACCOUNTING SERVICES, LLC


                              By:  /s/ Stacey E. Hong
                                 ----------------------------------------
                                   Stacey E. Hong
                                     Director

                                      A4

                                  Appendix C
                               Fees and Expenses
                              as of June 25, 2001

(i)  Fees

(A)  Per Fund Fees

     (i)    Fee per Fund........................................ $5,000/month
            Fee per Fund not listed on Appendix A as of
            October 1, 1999
               International/Global Funds and Funds with
               10% or more of month-end net assets invested in
               asset-backed securities.......................... $5,833/month
               Other Funds...................................... $4,167/month
     (ii)   Fee per Gateway Fund (a Fund operating pursuant
            to Section 12(d)(1)(E) or 12(d)(1)(G) of the
            1940 Act or in a similar structure)................. $2,000/month
     (iii)  Fee per Core Portfolio (a Fund registered
            under the 1940 Act but whose securities
            are not registered under the Securities Act of
            1933)............................................... $5,500/month
            Fee per Core Portfolio not listed on Appendix A
            as of October 1, 1999
               International/Global Core Portfolios and Core
               Portfolios with 10% or more of month-end net
               assets invested in asset-backed securities....... $6,333/month
               Other Core Portfolios............................ $4,667/month
     (iv)   Fee for each additional Class of any Fund above
            one................................................. $1,000/month/(1)/

(1) The fee for each additional Class above one for Outlook Today Fund, Outlook 2010 Fund, Outlook 2020 Fund, Outlook 2030 Fund and Outlook 2040 Fund is $750/month.

(B)  Basis Point Fees

     0.0025% of the average annual daily net assets of each Fund (excluding the net assets of a Fund that are invested in a Core Portfolio (i) which pays Forum a similar fee and (ii) that the Administrator or an a affiliate of the Administrator is the investment adviser or a majority of the interests of which are owned by mutual funds advised by the Administrator or an affiliate of the Administrator).

(ii) Out-Of-Pocket and Related Expenses

The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses reasonably incurred in providing the services described in the Fund Accounting Agreement, including but not limited to the cost of (or appropriate share of the cost

                                      A5

of): (i) pricing, paydown, corporate action, credit and other reporting services (but only to the extent that the Trust requests that Forum use more than one reporting service with respect to a service), (ii) taxes, (iii) postage and delivery services, (iv) communications services, (v) electronic or facsimile transmission services, (vi) reproduction, (vii) printing and distributing financial statements, (viii) microfilm, microfiche and other storage medium and
(ix) Trust record storage and retention fees. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amended Appendix C to the Fund Accounting Agreement between Wells Fargo Funds Trust and Forum Accounting Services, LLC dated October 1, 1999 to be re-executed in their names and on their behalf by and through their duly authorized officers, as of June 25, 2001.


                              WELLS FARGO FUNDS TRUST


                              By:   /s/ C. David Messman
                                 ------------------------------------
                                    C. David Messman
                                     Secretary


                              FORUM ACCOUNTING SERVICES, LLC


                              By:   /s/ Stacey E. Hong
                                 --------------------------------------
                                    Stacey E. Hong
                                     Director

                                      A6